CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com
Exhibit 5.1

June 1, 2023
Matter No.: 374999
Tel: +1 441 299 4923
Email: chris.garrod@conyers.com
Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda

Dear Sirs

Re: Assured Guaranty Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-3 to be filed with the U.S. Securities and Exchange Commission (the "Commission") on June 1, 2023 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of common shares, par value US$0.01 each ("Common Shares"), preferred shares ("Preferred Shares" and, together with Common Shares, "Equity Securities", which term includes any common shares or preferred shares to be issued pursuant to the conversion, exchange or exercise of any other Securities), depositary shares of the Company representing an interest in all or a specified portion of Common Shares or Preferred Shares ("Depositary Shares"), senior debt securities ("Senior Debt Securities"), subordinated debt securities ("Subordinated Debt Securities" and, together with Senior Debt Securities, "Debt Securities"), warrants to purchase Equity Securities or Debt Securities ("Warrants"), share purchase contracts to purchase Common Shares ("Contracts") and units consisting of any combination of the foregoing securities ("Units") of the Company (collectively, the "Securities") and guarantees of debt securities of Assured US Holdings Inc. and Assured Guaranty Municipal Holdings Inc. (the "Guarantees").

1.DOCUMENTS REVIEWED
For the purposes of giving this opinion, we have examined electronic copies of the following documents:
1.1.copies of the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on June 1, 2023;
1.2.copies of minutes of a meeting of its directors held on May 3, 2023, certified by the Secretary of the Company on June 1, 2023 (the "Resolutions"); and

1.3.such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
2.ASSUMPTIONS
We have assumed:
2.1.the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;
2.2.that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;
2.3.the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;
2.4.that the Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended;
2.5.that the Company will issue the Securities and the Guarantees in furtherance of its objects as set out in its memorandum of association;
2.6.that the memorandum of association and bye-laws of the Company will not be amended in any manner that would affect the opinions set forth herein;
2.7.that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;
2.8.that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities;
2.9.that the Company's shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the "Companies Act"), and the consent to the issue and free transfer of the Securities given by the Bermuda Monetary Authority as of April 6, 2004 will not have been revoked or amended at the time of issuance of any Securities;
2.10.that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants, Contracts and Units), the issuance and sale thereof by the Company, and its incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda;
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2.11.that all necessary corporate action will be taken to authorise and approve the execution of the Guarantees and any issuance of Securities (including, if Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;
2.12.that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto;
2.13.that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;
2.14.that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled "Prospectuses and Public Offers"; and
2.15.the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities and the Guarantees, and the due execution and delivery thereof by each party thereto.
3. QUALIFICATIONS
3.1.The obligations of the Company in connection with any Security, the Guarantees and any indenture or other agreement or document relating thereto:
(a)will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;
(b)will be subject to statutory limitation of the time within which proceedings may be brought;
(c)will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;
(d)may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; and
(e)may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that
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jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.
3.2.We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.
3.3.This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.
3.4.This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities and the Guarantees by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.
4.OPINION
On the basis of and subject to the foregoing, we are of the opinion that:
4.1.The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).
4.2.Upon the due issuance of Common Shares and/or Preferred Shares and payment of the consideration therefor, such Common Shares and/or Preferred Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).
4.3.Upon the due issuance of: (a) Senior Debt Securities of any series; (b) Subordinated Debt Securities of any series; (c) Depositary Shares; (d) Warrants; (e) Contracts; and/or (f) Units, and payment of the consideration therefor, such Securities will be validly issued and will constitute valid and binding obligations of the Company in accordance with the terms thereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Legal Matters" and "Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited
Conyers Dill & Pearman Limited

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